SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   August 10, 1994


                BEDFORD PROPERTY INVESTORS, INC.
     (Exact name of Registrant as specified in its charter)



Maryland                         1-12222                 68-0306514
(State or other                  (Commission      (I.R.S. Employer
jurisdiction of                  File Number)   Identification No.)
incorporation)



       270 Lafayette Circle, Lafayette, California  94549
            (Address of principal executive officer)


Registrant telephone number, including area code:    (510) 283-8910

Item 2.  Acquisition or Disposition of Assets

        On August 10, 1994, Bedford Property Investors, Inc. (the Company ) completed the acquisition of Milpitas Town Center, a two-
building, 102,620 square foot industrial complex located in Milpitas, California. Included in the purchase price is a 3.1 acre parcel of land (zoned for future development) immediately east of the buildings. The complex was acquired from Prudential Insurance Company of America for $6,320,000. The seller received $5,720,000 in cash and a twelve-month letter of credit of $600,000. The Company used funds from its line of credit with Bank of America to purchase the complex.

Item 7. Financial Statement and Exhibits:

        (A)  Financial Statements
             Required financial information disclosures with respect to the acquisition of Milpitas Town Center will be filed by amendment to this form 8-K within sixty (60) days of this notice.

        (B)  Proforma Financial Information
             Required proforma financial information disclosures with respect to the acquisition of Milpitas Town Center will be filed by amendment to this form 8-K within sixty (60) days of this notice.

        (C)  Exhibits and Exhibits Index
             10  Purchase Contract for Milpitas Town Center
             99 Press Release regarding the acquisition in Milpitas,
                California.

                       SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                       BEDFORD PROPERTY INVESTORS, INC.

                       By:
                          Jay Spangenberg
                          Chief Financial Officer

Date:  August 24, 1994

CONTACT:                                     FOR IMMEDIATE RELEASE:

Peter B. Bedford                                    August 12, 1994
Chairman of the Board and
Chief Executive Officer

Jay Spangenberg
Chief Financial Officer

Telephone: (510) 283-8910



                    BEDFORD PROPERTY INVESTORS
ANNOUNCES ACQUISITION OF MILPITAS TOWN CENTER, MILPITAS, CALIFORNIA


LAFAYETTE, CA - Bedford Property Investors Chairman and Chief Executive Officer, Peter B. Bedford announced the acquisition of two multi-tenant industrial buildings totaling approximately 102,620 square feet in the Milpitas Town Center in Milpitas, California. Milpitas is located 45 miles southeast of San Francisco and borders the Silicon Valley.

The purchase closed on August 10, 1994 for $6,320,185 or $61.88 per rentable building square foot which includes a deferred cash funding of $600,000 due and payable in August 1995. Included in the purchase price is a 3.1 acre parcel of land (zoned for future development) immediately east of the buildings. The buildings are 100% leased to four local Silicon Valley tenants. The purchase was financed using the Company's revolving line of credit with the Bank of America. Bank of America recently increased the line of credit commitment from $20 million to $23 million.

The Milpitas Town Center was developed in 1983 by the Prudential Insurance Company of America. The Center is comprised of two, single-story industrial concrete tilt-up buildings situated around a central landscaped courtyard. The property freeway access is less than two miles from Interstate 680 and Interstate 880, two major transportation arteries connecting Milpitas with San Francisco and the East Bay area.

"This acquisition is important to BPI for a number of reasons" explained Peter Bedford. "One, the buildings are in excellent condition in an exceptionally well planned business park. Two, there is zero lease-up risk, and three, Bedford Property Investors is buying into a constrained market with decreasing availability due to no new construction, and in a specific sub-market where we believe that future competitive entries will be negligible."

With the acquisition of Milpitas Town Center, the Company's current portfolio is comprised of seven industrial properties and five suburban office properties with an aggregate of approximately 1.1 million rentable square feet, approximately 86% leased.

Bedford Property Investors is a self-administered equity real estate investment trust (REIT) with investments in suburban office buildings and industrial properties concentrated in the western United States. It is traded on the New York and Pacific Stock Exchanges under the symbol "BED".
                    PURCHASE AND SALE AGREEMENT

        THIS AGREEMENT, dated this 15th day of June 1994, is made between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Seller") and BEDFORD PROPERTY INVESTORS, INC, a Maryland corporation ("Buyer"), who for valuable consideration received agree as follows:


1. Purchase and Sale of Property. Seller agrees to sell and Buyer agrees to purchase on the terms hereafter stated all of Seller's right, title and interest in the following described property (collectively, the "Property"):

        A. Real Property. All of the land situated in Milpitas, California commonly known as 554 & 556 Gibraltar Drive and the adjacent unimproved parcel as more particularly described in Exhibit A attached hereto, together with the buildings, other improvements, fixtures and other items of real property located on such land (the "Real Property");

        B. Personal Property. All furniture, machinery, equipment and other tangible personal property identified in Exhibit B attached hereto (the "Personal Property");

        C.   Service Contracts and Intangible Property.   All of
             Seller's rights and interests in the service and equipment contracts (the "Service Contracts") with respect to the Real Property which are accepted by Buyer during the Due Diligence Period any and all governmental licenses, permits and approvals held by Seller and relating exclusively to the occupancy or use of the Real Property, any and all existing warranties held by Seller and given by third parties with respect to the Real Property or Personal Property, and all signs, logo and trade names, if any, related exclusively to the use or operation of the Property (collectively, the "Intangible Property"); and

        D. Leases. All of Seller's interest as lessor in all leases (the "Leases") of any portion of the Real Property and all tenant and other deposits related to the Leases.


2. Purchase Price. Subject to the closing adjustments and prorations hereafter described, Buyer shall pay to Seller as the purchase price for the Property the sum of Six Million Three Hundred Twenty Thousand One Hundred Eighty Five
        Dollars ($6,320,185.00) (the "Purchase Price"), in the following manner:

        A. Earnest Money. Buyer and Seller acknowledge that cash in the amount of One Hundred Thousand Dollars ($100,000.00) (the Deposit") has previously been deposited by Buyer with First American Title Insurance Company (the "Escrow Holder"). Escrow Holder has placed the Deposit in an interest bearing account, with interest to accrue for the account of Buyer. Upon the Close of Escrow, the Deposit, together with any interest accrued thereon, shall be applied against the Purchase Price. Seller agrees that until the expiration of the Due Diligence Period described below, the Escrow Holder shall take instructions solely from the Buyer regarding the release of the Deposit, and Seller does hereby so instruct Escrow Holder. "Close of Escrow" shall mean completion of this transaction by the Escrow Holder recording the grant deed and disbursing the funds, which completion shall occur on the Closing Date, as defined below. Should Escrow fail to close for any reason other than a default by Buyer in the performance of its obligations hereunder, the entire Deposit, together with the Additional Payment, if made, shall be returned to Buyer, together with all interest earned thereon.

        B. Cash at Closing. On or before 3:00 p.m. Pacific Standard Time on the day before the Closing Date, Buyer shall deposit with Escrow Holder by federal wire transfer or cashier's check the further sum of Five Million Six Hundred Twenty Thousand One Hundred Eighty Five Dollars ($5,620,185.00), plus or minus closing adjustments and prorations.

        C. Letter of Credit. Buyer shall deposit the original Letter of Credit (as defined in Paragraph 2.D hereof) in the amount of Six Hundred Thousand Dollars ($600,000) and in the form approved by Seller pursuant to Paragraph 2.D hereof, into Escrow pursuant to the terms of Paragraph 3.B hereof.

        D. Special Provisions Regarding the Letter of Credit. The Letter of Credit referred to in Paragraph 2.C, above (the "Letter of Credit"), shall be unconditional and irrevocable for the duration of the term of the Letter of Credit (provided, however, that the Letter of Credit may provide that it may be revoked by the issuer thereof if the Close of Escrow does not occur within fifteen (15) days of the Closing Date, including any extensions thereof pursuant to
             Section 2.E below), and shall be issued by Bank of America or another financial institution of comparable assets and net worth reasonably satisfactory to Seller (the "Issuer"). The Letter of Credit shall provide that it may be presented for payment in the San Francisco Office of the Issuer, or such other location as may be satisfactory to Seller, during regular banking hours. The term of the Letter of Credit shall expire no earlier than thirteen (13) months after the Closing Date. Buyer shall provide Seller with the form in which the Letter of Credit is proposed to be issued at least fifteen (15) days prior to the Closing Date, for review by Seller for compliance with the above requirements. Seller may draw on the Letter of Credit at any time prior to the expiry date thereof, beginning on the earlier of (a) twelve (12) months after the Closing Date,
             (b) the date of any bankruptcy filing, receivership or other insolvency proceeding is initiated against Buyer or
             (c) such earlier date as Seller may have a reasonable good faith belief that Buyer has repudiated its obligation to reimburse the Issuer under the Letter of Credit. This Paragraph 2.D shall survive the Closing.

        E. Additional Payment. If the Closing shall not occur by the Closing Date, Buyer shall have the option to extend the Closing Date to a date to occur on or before August 31, 1994 by depositing with Escrow Holder, on or before 5:00 p.m., PDT on August 1, 1994 an additional payment in the amount of Fifty Thousand Dollars ($50,000.00) ("the Additional Payment"). The Additional Payment shall immediately become non-refundable upon deposit with Escrow Holder, except that it shall be refunded to Buyer if the Close of Escrow does not occur for any reason other than a default by Buyer.

3. Close of Escrow. Escrow No. 508367 (the "Escrow") for the purchase and sale contemplated by this Agreement has been opened with Escrow Holder. Buyer and Seller agree that Escrow shall be closed and the purchase and sale shall be consummated ("Close of Escrow") on a date mutually acceptable to Buyer and Seller (the "Closing Date") but not later than August 1, 1994, in the following manner:

        A. Seller's Deliveries into Escrow. Prior to the Closing Date, Seller shall deliver to Escrow Holder the following (all documents shall be duly executed by Seller and shall be acknowledged where required):

             i A Grant Deed to the Real Property in the form of Exhibit C attached hereto (the "Deed");

             ii A Bill of Sale with respect to the Personal Property in the form of Exhibit D attached hereto (the "Bill of Sale");
             iii A duplicate original of an Assignment of Leases in the form of Exhibit E attached hereto (the "Assignment of Leases");

             iv A duplicate original of an Assignment of Intangible Property in the form of Exhibit F attached hereto (the "Assignment of Intangible Property");

             v The originals of the tenant estoppel certificates referred to in Paragraph 5.A hereof.


             vi A certificate from Seller certifying that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code;

             vii the certificate specified in Paragraph 7.B below, regarding status of Seller's representations and warranties as of Close of Escrow;

             viii Seller's written instructions to close Escrow in
                  accordance with the terms of this Agreement (the "Seller's Instructions"); and

             ix Any funds necessary to comply with Seller's obligations on the prorations and credits relating to the Property under Paragraph 8 hereof.


B. Buyer's Deliveries into Escrow. Prior to the Closing Date, Buyer shall deliver to Escrow Holder the following:

             i The Purchase Price plus or minus closing adjustments and prorations;

             ii The original Letter of Credit, in the form approved by Seller pursuant to Paragraph 2.D;

             iii Duplicate originals, duly executed by Buyer, of the Assignment of Leases and Assignment of Intangible Property and any certificate required under Paragraph 5.B hereof with respect to matters related to ERISA; and

             iv Buyer's written instructions to close Escrow in accordance with the terms of this Agreement (the "Buyer's Instructions").

C. Escrow Holder's Duties. On the Closing Date, Escrow Holder shall close escrow by:

             i Recording all documents as may be necessary to clear title in accordance with the requirements of this Agreement, the Buyer's Instructions and the Seller's Instructions;

             ii Recording the Deed and the Assignment of Leases, in that order, and instructing the Santa Clara County Recorder not to affix the amount of any documentary or transfer taxes to the Deed but to attach a separate statement to the Deed after recording;

             iii Paying all closing costs and making all prorations in accordance with the terms of this Agreement and a statement of adjustments and prorations prepared by Buyer and Seller and delivered to Escrow Holder prior to the Closing Date;

             iv Delivering to Buyer the Title Policy (as hereinafter defined), Escrow Holder's certified closing statement, and an original of each of the documents described in Paragraphs 3.A(i) through 3.A (vii); and

             v Delivering to Seller the cash portion of the Purchase Price plus or minus closing adjustments and prorations, the original Letter of Credit, Escrow Holder's certified closing statement, conformed copies of the Deed, and an original of each of the documents described in Paragraph 3.B(iii).

        D. Deliveries Outside Escrow. Upon the occurrence of Close of Escrow, Seller shall deliver (or shall have previously delivered) to Buyer the following items:

             i    Keys to all buildings located on the Real Property;
                  and

             ii Ink-signed originals of the Leases (including any memoranda or certificates regarding the commencement and/or termination dates thereunder), to the extent in the possession of Seller, and if such originals are not available, certified copies of such Leases.

             In addition, within forty-eight (48) hours after the Close of Escrow, Seller shall make its original files related exclusively to the Property available for pick-up by Buyer, at Buyer's sole cost, at Seller's Pleasanton office or at the Property.

4.      Buyer's Inspections and Seller's Disclaimer.

        A. Seller's Due Diligence Deliveries. Seller has delivered or shall deliver to Buyer, or shall make available to Buyer in its files at it offices in Pleasanton or at the Real Property, within five (5) days of the date of this Agreement the following documents, but only to the extent such documents may be contained in Seller's files or in the possession of Seller:

             i a copy of each of the Leases in effect or to be in effect as of the Closing Date:

             ii a copy of the preliminary title report issued by Escrow Holder under Order No. 508367, dated as of April 15, 1994 (the "Title Report"), together with a copy of each of the documents noted as exceptions in the Title Report;

             iii copies of the Service Contracts in effect or to be in effect as of the Closing Date;

             iv copies of all insurance policies of the tenants, tenant payment records and all warranties and other contracts or documents of significance to the Property;

             v    copies of any tenant financial statements;

             vi building permits, certificates of occupancy and all other governmental licenses and permits for the Improvements, provided, in addition to the foregoing, Seller will reasonably cooperate with Buyer by providing all letters of authorization or other approvals necessary to authorize Buyer to inspect the files of the City of Milpitas that may contain information relating to such building permits, certificates or other licenses or permits related to the Property;

             vii the form of certificate referred to in Paragraph 5.B(ii) hereof; and

             viii any other written information pertaining to the
                  Property.


             Buyer shall have until 5:00 pm on a date which is thirty
             (30) days from the date of this Agreement (the "Due
             Diligence Period"), to examine all matters related to the Property and the Improvements pursuant to this Paragraph 4.


        B. Lease Review. During the Due Diligence Period, Buyer shall review the Leases and, on or before the expiration of the Due Diligence Period, shall notify Seller of any objections Buyer may have to the terms and conditions of such Leases.

        C. Title Review. During the Due Diligence Period, Buyer shall review the Title Report and the underlying exceptions and in addition, shall order any survey of the Property Buyer may deem appropriate (a "Survey"), provided the Survey shall be conducted at Buyer's sole cost and expense. On or before the expiration of the Due Diligence Period, Buyer shall notify Seller of any objections Buyer may have to the status of the Property's title, including, without limitation, any matters revealed by the Survey (each a "Title Objection"). If Buyer shall elect not to terminate the contract pursuant to Paragraph 10, matters approved by Buyer and shown in the Title Report and Survey, shall constitute "Approved Exceptions." Notwithstanding the foregoing, the parties acknowledge that Buyer has objected to the Option to Purchase listed as item 11 of the Title Report (the "Option") and that in no event shall the Option constitute an Approved Exception. Seller shall attempt to satisfy any Title Objections (including the aforementioned objection to the Option) prior to the Closing Date, but Seller shall not be required to institute any litigation or incur any cost to do so. If, at least ten (10) days prior to the Closing Date, Seller notifies Buyer that Seller will not satisfy any or all of the Title Objections, then, within seven (7) days of such notice from Seller Buyer shall notify Seller either that Buyer (i) waives the Title Objections and accepts such title as Seller is willing to convey, or (ii) terminates this Agreement in accordance with Paragraph 10. The Approved Exceptions and any Title Objections which Buyer approves in writing shall be referred to hereinafter as the "Permitted Exceptions".

        C.1 Financial Inspection. During the Due Diligence Period, Buyer will be given access to all of Seller's files containing financial information pertaining to the Property, for the purposes of preparing such audited financial statements relating to the Property as Buyer may wish to prepare. If Buyer is unable to prepare audited financial statements satisfactory to it by the end of the Due Diligence Period, it may terminate this Agreement pursuant to Paragraph 10 hereof.

        D. Other Due Diligence. During the Due Diligence Period, Buyer shall be permitted to make complete physical, environmental, legal and other inspections of the Property, Seller's files pertaining to the Property and of Seller's due diligence materials described in Paragraph 4.A and to conduct such other studies as Buyer, in its sole judgment, deems suitable. Buyer or a representative of Buyer shall have access to the Property and to Seller's files relating to the Property, subject to the rights of tenants under the Leases, during normal business hours if (i) Buyer notifies Seller 24 hours in advance of the time Buyer desires access to the Property or Seller's files, and (ii) Buyer is accompanied by a representative of Seller during any visit to the Property. Buyer shall reasonably cooperate with Seller to schedule and conduct any environmental testing of the Property that may be done by Buyer. Buyer hereby agrees to indemnify Seller against and hold Seller harmless from any and all costs, expenses, losses, charges and claims arising out of Buyer's (or any representative of Buyer's) activities on the Real Property. Buyer hereby agrees that the waiver, deemed waiver or satisfaction of the condition set forth in Paragraph 5.A(iii) shall constitute an acknowledgment that Seller has given Buyer every opportunity to consider, inspect and review to its satisfaction the physical, environmental, legal and economic condition of the Property.

        E. Seller's Disclaimer. Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or matters affecting the Property, including, without limitation, the physical condition of the Property, title to or the boundaries of the Real Property, pest control matters, soil condition, hazardous waste, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns and all other information pertaining to the Property, except as expressly provided in Paragraph 7.B hereof, subject to the limitations contained in Paragraph 7.D hereof. Buyer acknowledges that it is aware that certain hazardous substances have been identified in the groundwater underlying the Property and that certain Property Documents indicate that hazardous materials have been released in the vicinity of the Real Property by among others, Jones Chemicals, Inc. ("Jones Chemicals"), Great Western Chemical Company ("Great Western") and North American Transformer ("NAT") and that hazardous materials are present in the groundwater underlying the Real Property. Buyer, moreover, acknowledges (i) that Buyer is a sophisticated investor, knowledgeable and experienced in the financial and business risks attendant to an investment in real property and capable of evaluating the merits and risks of entering into this Agreement and purchasing the Property, (ii) that Buyer has entered into this Agreement with the intention of making and relying upon its own (or its experts') investigation of the physical, environmental, economic and legal condition of the Property, including, without limitation, the mechanical, electrical, HVAC and other systems, the Leases and other documents relating to the Property, the compliance of the Property with laws and governmental regulations, any legal rights or remedies Buyer may have in connection with any hazardous materials present on or near the Real Property, whether known or unknown and the operation of the Property and (iii) that Buyer is not relying upon any representations and warranties made by Seller or anyone acting or claiming to act on Seller's behalf concerning the Property, except and only to the extent provided in Paragraph 7.D hereof. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Buyer shall purchase the Property in its "as is" condition on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigations. Seller shall have no liability for any subsequently discovered defects, whether latent or patent, except with respect to any claims arising out of Seller's intentional fraud or its breach of any of its covenants under this Agreement.

             Buyer agrees that, from and after the Closing Date, except with respect to any claims arising out of Seller's intentional fraud or its breach of any of its covenants under this Agreement, and only to the extent provided in Paragraph 7.D hereof, Buyer, for itself and its agents, affiliates, successors and assigns, shall release and forever discharges Seller, its agents, affiliates, successors and assignees from, and waives any right to proceed against Seller for, any and all rights, claims and demands at law or in equity relating to the physical, environmental, economic or legal condition of the Property, including, without limitation, any claims for contribution or reimbursement pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other or similar state or federal environmental statute, rule or decision. Without limiting the foregoing, Buyer hereby specifically waives, in connection with the matters released above, the provisions of California Civil Code Section 1542 which provide:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

             Buyer hereby acknowledges that Buyer has carefully reviewed this subsection and discussed its impact with legal counsel, and that the provisions of this subsection are a material part of this Agreement.


                                           Buyer   R.P.




5.      Conditions Precedent.

        A. Buyer's Conditions. Buyer's obligation to purchase the Property shall be subject to and contingent upon the satisfaction or written or deemed waiver of the following conditions precedent:

             i Buyer's review and approval, within the Due Diligence Period, of the terms and conditions of the Leases and those documents delivered to Buyer or made available for inspection by Buyer under Paragraph 4.A hereof;

             ii Buyer's review and approval, within the Due Diligence Period, of all title matters relating to the Real Property;

             iii Buyer's investigation and approval, within the Due Diligence Period, of all physical, environmental, legal and any other matters relating to the Property, as Buyer may, in Buyer's sole discretion, elect to investigate;

             iv The willingness of Escrow Holder to issue, upon the sole condition of the payment of its regularly scheduled premium, an CLTA Owner's policy of title insurance, or if requested by Buyer and subject to Paragraph 8.A hereof, an ALTA Owner's policy of title insurance, with such endorsements and reinsurance or coinsurance as Buyer may reasonably require (collectively, the "Title Policy"), insuring Buyer in the amount of the Purchase Price that fee simple title to the Real Property is vested of record in Buyer on the Closing Date, subject only to the standard printed conditions and exceptions of the Title Policy and the Permitted Exceptions;

             v Buyer's receipt, on or before the Closing Date, of tenant estoppel certificates in substantially the form of Exhibit G attached hereto, from each and all of the tenants of the Property (the "Tenant Estoppels").
                  For the purposes of this Paragraph 5.A(v), neither
                  (i) the qualification by a tenant of any statement as being to the best of its knowledge, nor (ii) the disclosure of any fact, claim or information by any tenant in its completed Tenant Estoppel so long as such fact, claim or information has been previously disclosed to Buyer in written information contained in Seller's files, shall be deemed a substantial variation from the required form of Tenant Estoppel;

             vi Seller's performance of each and every covenant required to be performed by Seller hereunder and the truth and correctness of each of Seller's representations and warranties set forth herein; and

             vii The unconditional approval, before the expiration of the Due Diligence Period, of the transaction contemplated in this Agreement by Buyer's corporate officers and, if required, the Board of Directors of Buyer, each in their sole discretion.

        B. Seller's Conditions. Seller's obligation to sell the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

             i The unconditional approval of the transaction contemplated in this Agreement, by both Seller's corporate officers and by the Finance Committee of Seller's Board of Directors, each in their sole discretion (collectively "Corporate Approval"). If the appropriate corporate officers do not approve the transaction, then no review will be made by the Finance Committee. Seller shall provide Buyer with written confirmation of its Corporate Approval within ten (10) days after the date of this Agreement. In the event Seller fails to provide written evidence of its Corporate Approval within such ten-day period, Buyer may terminate this Agreement pursuant to Paragraph 10;

             ii The delivery to Seller on the Closing Date of a certificate in the form and substance reasonably satisfactory to satisfy Seller that the transaction contemplated in this Agreement does not constitute a non-exempt prohibited transaction under ERISA, provided Buyer shall have until the expiration of the Due Diligence Period to approve or disapprove of such certificate. Buyer's failure to disapprove the certificate within the time set forth herein shall be deemed to be approval of the certificate. If Buyer disapproves of the certificate, Buyer shall have the option, at the end of the relevant period specified herein to terminate this Agreement pursuant to Paragraph 10 ; and

             iii Buyer's performance of each and every covenant required to be performed by Buyer hereunder, and the truth and correctness of each of Buyer's representations and warranties, as set forth in Paragraph 7.C;

        C.   Waiver or Failure of Conditions Precedent.   At any time or
             times on or before the date specified for the satisfaction of the condition, Buyer or Seller may elect to waive the benefit of any of their respective conditions set forth in Paragraph 5.A or Paragraph 5.B above, as applicable. Buyer's failure to notify Seller in writing of the failure of any condition set forth in Paragraphs 5.A on or before the date specified for satisfaction shall be deemed to constitute a waiver of such condition. In any event, Buyer's consent to the Close of Escrow shall waive the benefit of any remaining unfulfilled conditions set forth in Paragraph 5.A. In the event any of the conditions set forth in Paragraphs 5.A or 5.B above are neither waived nor fulfilled, Buyer or Seller (as appropriate) may terminate this Agreement in accordance with the provisions of Paragraph 10.

6. Estoppel Certificates. Seller shall use reasonable efforts to obtain and furnish to Buyer as soon as reasonably possible, but not later than Close of Escrow, Estoppel Certificates from each of the tenants identified on Exhibit H, such Estoppel Certificates to be in the form of Exhibit G, attached hereto.

        Such certificates shall verify the information provided by Seller in Exhibit H with respect to each lease. Upon the Close of Escrow, Buyer shall notify each tenant, in writing, of its acquisition of the Property. Said notice shall set forth Buyer's address for payment of rent and the giving of notices, and shall also recite that the tenant's security deposit, if any, has been delivered to Buyer. Seller shall, if requested by Buyer, join in the execution of such notice at Close of Escrow, as a condition to closing, provided such notice shall be satisfactory to Seller. As a condition to Buyer's obligation to purchase hereunder, Seller must obtain and furnish effective Estoppel Certificates from all tenants within the time period specified in Paragraph 5.A hereof.

7.      Covenants, Representations and Warranties.

        A Seller's Covenants. Seller hereby covenants and agrees as follows:

             i During the period from the date of this Agreement through the Closing Date (the "Contract Period"), Seller shall not make any material alterations to the Real Property, except as required by this contract, nor modify or terminate any of the Leases or any of the Service Contracts, licenses, permits, legal classification, or other governmental approvals or any warranties pertaining to the Property, nor enter into any new lease or agreement pertaining to the Property (except as required by law or governmental order or in the event of an emergency) without Buyer's consent. Seller will continue to perform all of its obligations as Landlord under all such leases and that it will not enter into any new leases or accept the surrender of any existing tenancies or approve any subleases for which Seller's approval is required without the prior consent of Buyer;

             ii During the Contract Period, Seller shall not voluntarily cause to be recorded any encumbrance, lien, deed of trust, easement or the like against the title to the Property without the prior written consent of Buyer; and

             iii During the Contract Period, Seller will operate and maintain the Property in a manner consistent with Seller's past practices relative to the Property. Seller shall maintain the Property in a condition at least as good as on the date of this Agreement, and shall not without first obtaining the written consent of Buyer enter into any contracts or agreements, or, to the extent any approval of Seller may be required under any relevant Lease, permit any tenants to enter into any contracts or agreements, pertaining to the Property which require the consent of the Seller unless those contracts can be terminated without penalty on thirty (30) days' notice.

        B. Seller's Representations and Warranties. Seller hereby represents and warrants to Buyer that to its "actual knowledge" (as defined herein), the following representations and warranties are true as of the date hereof. To the best of Seller's "actual knowledge" (which for the purposes of this Paragraph 7.B shall mean only the actual knowledge of Earle Conklin, Robert Hutchison and Cindy Lynds, who are the individuals currently employed by Seller who have had direct responsibility for the operation, management and disposition of the Property within the past year), and without duty of inquiry of third parties or any independent investigation (other than a review of the Property Files and discussions with Donna Benbenek, the current property manager's representative).


             i Corporate Approvals. If the condition to Seller's obligations described in Paragraph 5.B(i) is satisfied, Seller will have full power and authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions of Seller necessary to confer such authority upon the persons executing this Agreement and such other documents will have been taken.

             ii Existing Tenants. Attached hereto, marked Exhibit H, and incorporated herein by reference, is a list of all tenants of the Property, which list includes the date of each lease and any amendments and the security deposit, if any, held by Seller as of the date of this Agreement.

             iii Outstanding Contracts/Commissions. At Closing there shall be no outstanding contracts made by the Seller for any improvements to the Property which have not been fully paid for by Seller and there shall not be any unpaid commissions of any kind arising from any lease or other transaction affecting the Property which have not been paid by Seller.

             iv Litigation. There is presently no written claim, litigation, proceeding or governmental investigation pending or threatened in writing against or relating to the Property or the transactions contemplated hereby, except with respect to the hazardous materials known to be present on or about the Real Property.

             v    Agreements Regarding Environmental Matters.
                  Prudential has not entered into any written agreements with or filed a lawsuit against Jones Chemicals, Great Western Chemical Company or NAT regarding the hazardous materials referred to in Section 4.E hereof, except as disclosed in the files of Seller and in the files of the agency having jurisdiction over the cleanup of such substances.

             vi Compliance With Laws. No written notice of violation of any applicable zoning regulation or ordinance or other law, order, ordinance, permit, rule, regulation or requirement or any covenants, conditions or restrictions affecting or relating to the use or occupancy of the Property has been given to Seller by any governmental agency having jurisdiction over the Real Property or by any other person entitled to enforce the same, except with respect to the hazardous materials known to be present on or about the Real Property.

             vii Foreign Person. Seller is not a foreign person and is a "United States Person" as such term is defined in the Internal Revenue Code.

             viii Public Improvements.   Seller has received no written
                  notice of any intended public improvements which result in any charge being levied or assessed against the Property or in the creation of any lien upon the Property that is not reflected as a Permitted Exception.

             ix Condemnation. There is presently no pending or contemplated condemnation of the Property or any part thereof of which Seller has received written notice.

             x Employees. A schedule of all employees of Seller employed exclusively in connection with the Real Property, including salary, payroll information, benefits and duration of employment is attached hereto as Exhibit I.

             xi Default. The closing of the various transactions contemplated by this Agreement will not constitute or result in any default or event that with a notice or lapse of time, or both, would be a default, breach or violation of any lease, mortgage, deed of trust, covenant or other agreement, instrument or arrangement by which Seller or the Property are bound, or any event which would permit any party to accelerate the maturity of any indebtedness or other obligation. No consent or joinder by any party other than Seller is required for this Agreement or the performance of Seller's obligations hereunder.

             xii Subsequent Changes and Conditions. Should Seller become aware of any fact or circumstance which would change its ability to perform any of its covenants, or the materially affect the truthfulness of any representation or warranty made herein, Seller will promptly give written notice of such change, fact or circumstance to Buyer. Seller shall issue a certificate at the Closing Date stating that all of the representations and warranties contained in this Agreement are true and correct as of said date except as to facts, if any, concerning which Buyer was notified.

             xiii Truth of Representations and Warranties.  All
                  representations and warranties contained in this Paragraph 7.B shall be true and correct on the date hereof, and on the Closing Date except to the extent Buyer has been notified to the contrary after the date hereof and prior to the Closing Date.

             xiv Buyer's Rights. Upon notification at any time prior to the Closing Date of any fact which would materially change any of the representations or warranties contained herein, Buyer shall have the option of waiving the breach of warranty that would be caused by such change, or terminating this Agreement pursuant to Paragraph 10.

        C. Buyer's Representations and Warranties. Buyer hereby represents and warrants to Seller as follows:

             i Corporate Status. Buyer is a corporation, duly formed and organized, validly existing and in good standing under the laws of the state of its incorporation; and

             ii Authority. Buyer has, and as of the Closing Date shall have, full power and authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions of Buyer necessary to confer such authority upon the persons executing this Agreement and such other documents have been or will be taken.

        D. Limitation of Liability. If the Close of Escrow occurs, the foregoing representations and warranties shall survive the Close of Escrow, provided, however, that Seller's and Buyer's liability with respect to the inaccuracy of any representation or the breach of any warranty specified in Paragraph 7 (each such inaccuracy or breach being referred to as a "Misrepresentation", or collectively as the "Misrepresentations", and any out of pocket actual loss, cost, damage or expense occasioned thereby being referred to as "Damages") shall be subject to each of the following limitations:

             i The breaching party shall have no liability for Damages with respect to any negligent Misrepresentation unless an action shall have been commenced therefor within twenty-four (24) months after the Closing Date, provided this Section 7.D is not intended to limit Buyer's ability to assert any claim for intentional fraud otherwise permitted pursuant to Paragraph 4.E; and

             ii The breaching party shall be liable for any item of Damages only to the extent that the non-breaching party had no actual knowledge of the Misrepresentation prior to the Close of Escrow. For the purposes of this Paragraph 7.D, Seller's "actual knowledge" shall be defined as set forth in Paragraph 7.B, and Buyer's "actual knowledge" shall be deemed to cover any matter contained in this Agreement, the due diligence materials delivered or made available to Buyer or in the tenant estoppel certificates delivered to Buyer.

8. Closing Adjustments and Prorations. The adjustments and prorations set forth below shall be made at the Close of Escrow.

        A.   Closing Costs.   Seller shall pay (i) any county
             documentary or transfer taxes and one-half of any city documentary transfer tax due on the transfer of the Property from Seller to Buyer, (ii) the escrow fee charged by Escrow Holder, (iii) all recording costs, and (iv) the premium for the CLTA portion of the Title Policy. Buyer shall pay one half of any city documentary transfer tax, the premium for the ALTA portion of the Title Policy any special endorsements requested by Buyer and its own attorneys' fees. All other closing costs customarily incurred in connection with a transaction of this type are not specifically provided in this Agreement shall be allocated as customary in Santa Clara County.

        B. Lease Rentals. All accrued rent (including all accrued operating expense and tax escalations and recoveries), charges, and revenues of any kind under the Leases shall be prorated as of the Closing Date based on the actual number of days in the month of closing. Seller shall receive all such revenue attributable to the period through and including the Closing Date. Buyer shall receive all such revenue attributable to the period after the Closing Date. If either Buyer or Seller receives any revenues attributable to the period during which it is not the owner of the Property, said party shall promptly forward such amounts to the other party (if such revenues are only partially attributable to the period during which said party is not the owner of the Property, the amount paid to the other party shall be based upon proration as of the Closing Date as set forth above). Buyer shall use its best efforts to collect and assist Seller in collecting any revenue which is owed to Seller as of the Closing Date or which comes due thereafter, but shall in no event be required to institute or pursue litigation to collect such amounts. Buyer shall not be liable for payment of any commissions arising from the receipt of any revenues by Seller that are attributable to the period of Seller's ownership. Rents collected by Buyer after the Closing Date from tenants whose obligations are delinquent as of the Closing Date shall be applied by Buyer first to the payment of any current obligations of such Tenant to Buyer, then to any obligations of such tenant to Seller that predates the Closing.

        C. Security Deposits. Buyer shall be credited with the amount of any tenant security deposits or any other tenant deposits currently held by Seller in connection with the Leases.

        D Real Estate Taxes. All real and personal property taxes, installments of bonds and special taxes and assessments attributable to the Property (and not paid directly by tenants) shall be prorated as of the Closing Date based on a 365-day year and the assessed value of the Property in effect immediately prior to the Close of Escrow. Seller shall pay all such real estate taxes, bonds and assessments attributable to periods through and including the Closing Date. Buyer shall assume and pay for all such taxes and assessments attributable to the period after the Closing Date.

        E. Insurance. Seller shall not assign to Buyer any insurance policies in connection with the Property.

        F. Utilities. Buyer shall arrange with all utility services and companies serving the Property on behalf of Seller to have accounts started in Buyer's name beginning at 12:01 a.m. on the Closing Date. Seller shall not assign to Buyer any deposits Seller has with any utility services or companies. Buyer and Seller shall cooperate to have the utility services and companies make utility readings as of the Closing Date. If readings can be made, utility charges shall not be prorated. If readings cannot be made, utility charges shall be prorated as of the Closing Date based on estimates from the latest bills available. In either event, Seller shall pay, through and including the Closing Date, all utility charges attributable to the Property which are not payable directly by tenants.

        G.   Service Contract Charges.  Charges under the Service
             Contracts shall be prorated as of the Closing Date based on the actual number of days in the month in which Close of Escrow occurs. Seller shall pay all such charges attributable to the period through and including the Closing Date.

        H.   [Intentionally Deleted]

        I Calculations for Closing. Seller and Buyer shall provide Escrow Holder with a preliminary calculation of prorations no later than five (5) days prior to the Closing Date and a final calculation two (2) days prior to the Closing Date. The final calculation shall be signed by each party and may be relied upon by Escrow Holder in completing the closing adjustments and prorations. In the event incomplete information is available, or estimates have been utilized to calculate prorations as of the Closing Date, any prorations relating thereto shall be further adjusted and completed outside of escrow within sixty (60) days after the Closing Date or as and when complete information becomes available to Buyer and Seller.



9.      DAMAGE, DESTRUCTION AND CONDEMNATION.

        Risk of Physical Loss.

        A. Substantial Loss. Risk of physical loss to the Improvements shall be borne by Seller prior to the Closing Date and by Buyer thereafter. In the event that any Improvements shall be damaged by fire, flood, earthquake or other casualty in a material degree (that is, to the extent that ten percent (10%) or more of the total floor space of the Improvements are rendered unusable as of the Closing
             Date), Buyer may, at its option: (i) elect not to acquire the Property, in which case this Agreement shall be terminated; or (ii) elect to proceed to close the purchase of the Property, in which case Seller shall assign to Buyer all insurance proceeds relating to such damage as well as the right to negotiate the adjustment with the insurer. Seller shall promptly thereupon provide Buyer with copies of its insurance coverage so that Buyer may use such information in making its election hereunder.

        B. Minor Loss. If less than ten percent (10%) damage occurs to any of the Improvements, then at Buyer's option, Seller shall (i) assign to Buyer at the closing all insurance proceeds relating to such damage, or (ii) restore and repair such damage prior to the Closing Date, provided if Buyer shall require Seller to repair the damage prior to the Closing Date, and the damage exceeds $10,000 or will take more than five (5) days to complete, Seller may elect to terminate this Agreement pursuant to Paragraph 10.

10. Termination. If Buyer does not deliver a written notice to Seller and Escrow Holder approving of all of the matters related to the Property that are the subject of Buyer's investigation and approval under Paragraph 4 and the satisfaction of Buyer's corporate approval condition under Paragraph 5 hereof, this Agreement shall automatically terminate as of the day after the expiration of the Due Diligence Period. If either party desires to exercise any express right provided in this contract to terminate this Agreement, such party shall give written notice of such termination and the reason therefor to the other party. Effective as of the date of any such notice, or the date of any automatic termination due to the failure of the Buyer to accept all matters related to the Property, each party shall be released from its obligations hereunder and all monies and documents deposited into Escrow shall be returned to the party which deposited them, all documents delivered by Seller to Buyer relating to the Property shall be returned.

        If Escrow shall fail to close because of the failure of either party to comply with its obligations hereunder, all costs incurred through the escrow to the date the escrow is terminated shall be paid by the party in breach of this Agreement. If Escrow shall fail to close for any other reason, Escrow costs shall be divided equally between the parties.

11. LIQUIDATED DAMAGES. IN THE EVENT OF DEFAULT BY BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT FORTHWITH AND WITHOUT FURTHER OBLIGATIONS TO BUYER AND TO OBTAIN IMMEDIATE DISBURSEMENT OF AND TO RETAIN THE EARNEST MONEY DEPOSIT THEN HELD BY ESCROW HOLDER. SUCH RETENTION OF THE EARNEST MONEY DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3769 OR 3275, BUT INSTEAD, IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE. THE PARTIES ACKNOWLEDGE THAT THE ACTUAL DAMAGES WHICH WOULD RESULT TO SELLER AS A RESULT OF SUCH FAILURE WOULD BE EXTREMELY DIFFICULT TO ESTABLISH. IN ADDITION, BUYER DESIRES TO HAVE A LIMITATION PUT UPON ITS POTENTIAL LIABILITY TO SELLER IN THE EVENT THAT THIS TRANSACTION SHALL FAIL TO CLOSE. BY PLACING THEIR RESPECTIVE INITIALS IN THE SPACES HEREINAFTER PROVIDED, THE PARTIES ACKNOWLEDGE THAT UPON A DEFAULT BY BUYER UNDER THE TERMS OF THIS AGREEMENT SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE EARNEST MONEY DEPOSIT.

            BUYER  (  R.P. ) AND SELLER  ( C.L. ) AGREE

   Miscellaneous.

   A. Leasing Commissions. Seller shall indemnify and hold Buyer harmless from any leasing commissions payable in connection with the current terms of the Leases (specifically excluding therefrom any commission for option periods, renewal periods, extension periods or waivers of termination rights) Buyer shall indemnify and hold Seller harmless from and against any other leasing commissions relating to the Property.

   B. Brokerage Commissions. Upon Close of Escrow, a real estate sales commission shall be paid by Seller to J.R. Parrish, Inc.- Colliers International and to Grubb & Ellis ("Brokers") in accordance with Seller's listing Agreement with the Brokers. Except for this commission, each party to this Agreement warrants to the other that no person or entity can properly claim a right to a real estate commission, finder's fee or other real estate brokerage-type compensation (collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transaction contemplated by this Agreement. Each party hereby agrees to indemnify and defend the other against and hold the other harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, resulting from any claims for Real Estate Compensation by any person or entity based upon such acts.

   C. Time of the Essence. Time is of the essence of every provision of this Agreement.

   D. Notices. Whenever Escrow Holder or any party hereto shall desire to give or serve upon the other any notice, demand, request or other communication, each such notice, demand, request or other communication shall be in writing and shall be given or served upon the other party by personal service or by certified, registered or Express United States Mail, or Federal Express or other commercial courier, postage prepaid, addressed as follows: August 16, 1995

   TO BUYER:

   Bedford Property Investors
   3658 Mount Diablo Boulevard
   Suite 210
   Lafayette, California 94549
   Attention:         Bob Pester


   COPY TO :

   Zankel & McGrane
   One Embarcadero Center
   Suite 1200
   San Francisco, California 94111
   Attention:         Martin I. Zankel, Esq.

   TO SELLER:

   The Prudential Insurance Company of America
   4309 Hacienda Drive Suite 500
   Pleasanton, California 94111
   Attention:         Earle Conklin


   COPY TO SELLER:

   The Prudential Insurance Company of America
   Four Embarcadero Center, Suite 2700
   San Francisco, California  94111
   Attention:         Regional Counsel


        Any such notice, demand, request or other communication shall be deemed to have been received upon the earlier of personal delivery thereof or two (2) business days after having been mailed as provided above, as the case may be.

   E Attorneys' Fees. If Buyer or Seller is required to employ counsel to enforce any of the terms of this Agreement or for damages by reason of any alleged breach of this Agreement or for damages by reason of any alleged breach of this Agreement or for a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs incurred.

   F. Assignments and Successors. This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall be given or withheld in such party's sole and uncontrolled discretion. Subject to the foregoing, this Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of Seller and Buyer.

   G. Captions. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement.

   H. Exhibits. All exhibits attached hereto shall be incorporated herein by reference as if set out herein in full.

   I. Binding Effect. Regardless of which party prepared or communicated this Agreement, this Agreement shall be of binding effect between Buyer and Seller only upon its execution by an authorized representative of each such party.

   J. Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment or exhibits hereto.

   K. Counterparts. This Agreement may be executed in several counterparts each of which shall be an original, but all of such counterparts shall constitute one such Agreement.

   L. Not Recordable. This Agreement shall not be recorded and shall not be a lien against the Property.

   M. Further Assurances. Buyer and Seller shall make, execute, and deliver such documents and undertake such other and further acts as may be reasonably necessary to carry out the intent of the parties hereto.

   N. Merger. The delivery of the Deed and any other documents and instruments by Seller and the acceptance and recordation thereof by Buyer shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

   O. Governing Laws. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

   P. ENTIRE AGREEMENT. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT BETWEEN THE BUYER AND SELLER IN CONNECTION WITH THIS TRANSACTION AND THERE ARE NO ORAL OR PAROL AGREEMENTS, REPRESENTATIONS OR WARRANTIES EXISTING BETWEEN THE BUYER AND SELLER RELATING TO THIS TRANSACTION WHICH ARE NOT EXPRESSLY SET FORTH HEREIN AND COVERED HEREBY. THIS AGREEMENT CANNOT BE MODIFIED EXCEPT IN WRITING SIGNED BY ALL PARTIES.

   Q. Confidentiality. At all times prior to the Closing Date, and if the Closing does not occur for any reason, at all times after the date of this Agreement, Buyer and its Broker shall keep the results of Buyer's investigations of the Property confidential, except (i) disclosures to Buyer's advisors and investors in connection with the consummation of the transactions contemplated hereby (ii) disclosures required by law, in the reasonable judgment of Buyer and its advisors, or any court process or (iii) disclosures expressly authorized in writing by Seller.

   R. Tax-Deferred Exchange. Seller, at its option, may consummate this transaction as part of a simultaneous or delayed tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (an "Exchange"). In such event, and upon written notification from Seller, Buyer agrees to cooperate reasonably in consummating with Seller the sale transaction as part of an Exchange; provided, however, that (1) the completion of such Exchange shall not delay the Closing Date (or the Subsequent Closing Date, if applicable), (2) in no event shall Buyer be required to take title to any real property (other than Buyer's obligation to take title to the Property, pursuant to the terms of this Agreement), (3) Seller shall bear and pay all additional transaction costs attributable to the Exchange, including, but not limited to, reasonable attorneys' fees actually incurred by Buyer, additional transfer fees and recording or escrow charges, and (4) Seller shall indemnify, defend and hold Buyer harmless from and against any and all loss, damage, liability or expense (including, but not limited to, reasonable attorneys' fees) incurred as a result of the participation by Buyer in such Exchange.

   IN WITNESS WHEREOF, the Buyer has executed this Agreement on the date shown below its signature and Seller has accepted on the date shown below its signature.


     SELLER:

     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

     By:                      Cindy Lynds
     Its:                     Vice President

     Date of
     Execution:               June 15, 1994


     BUYER:

     BEDFORD PROPERTY INVESTORS, INC.,
     a Maryland corporation

     By:                      Robert E. Pester
     Its:                     Vice President

     Date of
     Execution:               June 15, 1994


                         LIST OF EXHIBITS


EXHIBIT A                        Legal Description of Property

EXHIBIT B                        List of Personal Property

EXHIBIT C                        Form of Grant Deed

EXHIBIT D                        Form of Bill of Sale

EXHIBIT E                        Form of Assignment of Leases

EXHIBIT F                        Form of Assignment of Intangible Property

EXHIBIT G                        Form of Estoppel

EXHIBIT H                        List of Tenants

        EXHIBIT I                        Schedule of Employees

            EXHIBIT A

                 Legal Description of the Property

REAL PROPERTY in the City of Milpitas, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Parcel A as shown on the Parcel Map filed for record in the Office of the County Recorder of Santa Clara County, California on August 30, 1983 in Book 517 of Maps, pages 1 and 2.

Excepting and reserving therefrom all minerals, oil, gas and other hydrocarbon substance below a depth of 500 feet measured vertically from the contour of the surface of said real property; provided, however, Grantor, its successors and assigns, shall not have the right for any purpose whatsoever to enter upon, into or through the surface of said real property or any part thereof between said surface and 500 feet below said surface, as reserved by Stanford Realty and Development Company. a California corporation in the Deed recorded September 30, 1981 in Book G366 of Official Records, page 82.

PARCEL TWO:

Parcel E, as shown on the Parcel Map filed for record in the Office of the County Recorder of Santa Clara County, California on May, 1985 in Book 542 of Maps, pages 50 and 51.

Excepting and reserving therefrom all minerals, oil gas and other hydrocarbon substances below a depth of 500 feet measured vertically from the contour of the surface of said real property; provided, however, Grantor, its successors and assigns, shall not have the right for any purpose whatsoever to enter upon, into or through the surface of said real property or any part thereof between said surface and 500 feet below said surface, as reserved by Stanford Realty and Development Company, a California corporation in the Deed recorded September 30, 1981 in Book G366 of Official Records, page 82.

APN: 086-42-009 and 021
ARB: 86-30-x4

                             EXHIBIT B

                     List of Personal Property


                               NONE
                             EXHIBIT C

                        Form of Grant Deed


RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
__________________________
__________________________
__________________________


__________________________________________________________________
Mail tax statements to:

__________________________
__________________________

                      CORPORATION GRANT DEED


        FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, hereby grants to BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation, all of that certain real property located in the County of Santa Clara, State of California, described on Exhibit A attached hereto and by this reference made a part hereof (the "Property").


Dated:  _____________, 1994     THE PRUDENTIAL INSURANCE COMPANY
                                OF AMERICA, a New Jersey corporation


                                By:_________________________________

                                By:_________________________________

                            EXHIBIT D

                          BILL OF SALE


        FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Seller"), hereby assigns, transfers and conveys to BEDFORD PROPERTY INVESTORS, INC. ("Buyer"), all of Seller's right, title and interest in and to all of the Personal Property, as that term is defined in that certain Purchase and Sale Agreement between Seller and Buyer dated April ____, 1994, including, without limitation, the personal property, machinery and equipment described in Appendix I attached hereto.

        Seller represents and warrants that Seller has full legal title to the Personal Property and that all the Personal Property is free and clear of any and all security agreements, financing statements or other liens and encumbrances whatsoever, except as disclosed to Buyer in writing.

        IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of ________, 1994.




        THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation



        By:  _________________________________
                          Its:____________________________
APPENDIX I TO EXHIBIT D

                            [FINAL L            IST OF PERSONAL PROPERTY
TO BE IN             SERTED AT CLOSING DATE]

EXHIBIT                         E
FORM OF               ASSIGNMENT OF LEASES
ASSIGNME              NT AND ASSUMPTION OF
LESSOR'S                INTEREST IN LEASE



        THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the "Assignment") is made this ___ day of ________, 1994, by the PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Assignor") and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Assignee").


                             RECITALS:

        A. Assignor entered into those certain written leases, as lessor, described on Exhibit "A" to this Assignment (collectively, the "Leases"), for premises on land located in Milpitas, Santa Clara County, California, commonly known as 554 and 556 Gibraltar Drive (the "Leased Premises").

        B. In connection with conveyance of the Leased Premises by Assignor to Assignee, the parties desire that Assignor's interest in and to the Leases and the Leased Premises be conveyed to Assignee.

        FOR VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

        1. Assignment. Assignor conveys and assigns to Assignee, subject to the provisions of the Leases, all of Assignor's right, title and interest in and to the Leases.

        2. Assumption. Assignee assumes and agrees to be bound by all of Assignor's liabilities and obligations pursuant to the Leases and agrees to perform and observe all the lessor's covenants and conditions contained in the Leases.

        3.   Appointment.  Assignor hereby irrevocably appoints
Assignee, its successors and assigns, as the attorney and agent of Assignor, in Assignor's name and stead, to enforce the provisions of the Leases.

        4. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

        5. Attorney's Fees. If Assignor or Assignee is required to employ counsel to enforce any of the terms of this Agreement or for damages by reason of any alleged breach of this Agreement or for a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs incurred therein.

                  "Assignor"
                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA a New Jersey corporation

                  By:
                  By:

                  "Assignee"
                  BEDFORD PROPERTY INVESTORS, INC.,
                  a Maryland corporation

                  By:
                  By:

                             EXHIBIT F

             FORM OF ASSIGNMENT OF INTANGIBLE PROPERTY

        FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, ("Assignor"), hereby assigns, transfers and conveys to BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Assignee"), all of Assignor's right, title and interest in and to the Intangible Property, as that term is defined in that certain Purchase and Sale Agreement dated ________, 1994, entered into by and between Assignor, as seller, and Assignee, as buyer, concerning real property known as 554 and 556 Gibralter Drive, Milpitas, Santa Clara County, California, including but not limited to those items identified in Appendix 1, attached hereto.

        Assignor represents, warrants and covenants to and with Assignee, to the best of Assignor's actual knowledge, as follows:

        1. With respect to all of the Intangible Property, Assignor is the sole owner thereof, and its ownership interest therein is not encumbered, pledged, assigned, transferred or hypothecated in any manner whatsoever, nor subject to the interest of any third person or anyone else.

        2. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

        3. If Assignor or Assignee is required to employ counsel to enforce any of the terms of this Agreement or for damages by reason of any alleged breach of this Agreement or for a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs incurred therein.

                  ASSIGNOR
                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA a New Jersey corporation

                  By:
                  By:

                  ASSIGNEE
                  BEDFORD PROPERTY INVESTORS, INC.
                  a Maryland corporation

                  By:
                  By:

                             EXHIBIT G

                FORM OF TENANT ESTOPPEL CERTIFICATE

TO:     Bank of American National Trust
        and Savings Association ("Bank")
        Commercial Real Estate Services Division #8940
        50 California Street, 11th Floor
        San Francisco, CA  94111

        Attn:  P. Wong

Re:     Lease Dated:        *
        Current Landlord:   *
        Current Tenant:          *
        Square Feet:        *
        Floor(s):           *
        Located at:         *

        **** ("Tenant") hereby certifies that as of _______, 1994:

1. Tenant is the present owner and holder of the tenant's interest under the lease described above, as it may be amended to date (the "Lease") with Bedford Property Investors, Inc., a Maryland corporation as Landlord (who is called "Borrower" for purposes of this Certificate). The original landlord under the Lease was ________, a (general partnership, corporation, etc.) and the original tenant under the Lease was ___________. The Lease covers the premises commonly known as (use address as noted above for "Located at:") (the "Premises") in the building (the "Building") at the address set forth above.

2. (a) The attached Exhibit A accurately identifies the Lease and all modifications, amendments, supplements, side letters, addenda and riders of and to it.

        (b) The Lease provides that in addition to the Premises, Tenant has the right to use or rent _____ unassigned parking spaces near the Building or in the garage portion of the Building during the term of the Lease.

        (c) The term of the Lease commenced on __________ and will expire on __________, including any presently exercised option or renewal term. Tenant has no option or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or Building, or to use any parking other than that specified in Section 2(b) above.

        (d) Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part.) Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.

        (e) The annual minimum rent currently payable under the Lease is $ _______ and such rent has been paid through ________, 199___.

        (f)  (IF APPLICABLE) Additional rent is payable under the Lease
(i) operating, maintenance or repair expenses, (ii) property taxes,
(iii) consumer price index cost of living adjustments, or (iv) percentage of gross sales adjustments (i.e. adjustments made based on underpayments of percentage rent). Such additional rent has been paid in accordance with Borrower's rendered bills through _______, 19___. The base year amounts for additional rental items are as follows: (1) operating maintenance or repair expenses $_____, (2) property taxes $______, and (3) consumer price index (please indicate base year CPI level).

        (g) Tenant has made no agreement with Borrower or any agent, representative or employee of Borrower concerning free rent, partial rent, rebate of rental payments or any other similar rent concession except as expressly set forth in Paragraph ____ of the Addendum to Lease as described herein in Exhibit A.

        (h) Borrower currently holds a security deposit in the amount of $_______ which is to be applied by Borrower or returned to Tenant in accordance with Paragraph ____ of the Lease. Tenant acknowledges and agrees that Bank shall have no responsibility or liability for any security deposit, except to the extent that any security deposit shall have been actually received by Bank.

3. (a) The Lease constitutes the entire agreement between Tenant and Borrower with respect to the Premises, has not been modified, changed, altered or amended an is in full force and effect in the form described in Exhibit A. There are no other agreements, written or oral, which affect Tenant's occupancy of the Premises.

        (b) All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

        (c) To the best knowledge of Tenant, no party is in default under the Lease. To the best knowledge of Tenant, no event has occurred which, with the giving of notice or passage of time or both, would constitute such a default.

        (d) The interest of Tenant in the Lease has not been assigned or encumbered. Tenant is not entitled to any credit against any rent or other charge or rent concession under the Lease except as set forth in the Lease. No rental payments have been made more than one month in advance.
4. All contributions required to be paid by Borrower to date for improvements to the Premises have been paid in full and all of Borrower's obligations with respect to tenant improvements have been fully performed. Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease.

5. Neither Tenant nor any guarantor or Tenant's obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.

6. (a) As used here, "Hazardous Substance" means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.

        (b) Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under or about the Building or the land on which the Building is located (IF APPLICABLE), other than Hazardous Substances used in the ordinary and commercially reasonable course of Tenant's business in compliance with all applicable laws, (IF APPLICABLE) except for such commercially reasonable use by Tenant. Tenant has no actual knowledge that any Hazardous Substance is present, or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land.

7. Tenant hereby acknowledges that Borrower has encumbered the property containing the Premises with a Deed of Trust in favor of Bank. Tenant acknowledges that right of Borrower, Bank and any and all of Borrower's present and future lenders to rely upon the statements and representations of Tenant contained in this Certificate and further acknowledges that any loan secured by any such Deed of Trust or further deeds of trust will be made and entered into in material reliance on this Certificate.

8. Tenant hereby agrees to furnish Bank with such other further estoppels as Bank my reasonably request.

TENANT:      ****

By:
Name:
Title:


EXHIBIT                         H

                            List of                      Tenants



Tenant               Date of Lease         Security Deposit

Semivac              8/3/92                $13,500.00

JM Company           12/19/86, as          $10,395.00
                     amended by a First
                     Amendment dated 1/31/92,
                     and as further amended by
                     a Second Amendment dated 6/9/94

Lifescan             9/1/92                None

Solectron            5/30/93               $18,504.00
EXHIBIT I
             List of Employees

                 NONE

          FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT, dated this ________ day of July 1994, is made between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Seller") and BEDFORD PROPERTY INVESTORS, INC, a Maryland corporation ("Buyer"), with respect to the following facts and circumstances:

A. Buyer and Seller entered into that certain Purchase and Sale Agreement dated June 15, 1994 (the "Agreement") which provides for the sale of certain real property situated in Milpitas, California commonly known as 554 & 556 Gibraltar Drive and an adjacent unimproved parcel to Buyer.

B.      Buyer and Seller wish to amend the Agreement as provided herein.

        NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1. Definitions. All capitalized terms used herein and not defined herein will have the meanings ascribed to these terms in the Agreement. From and after the date hereof, the term "Agreement," as used in the Agreement shall mean the Agreement, as amended by this Amendment.

        2. Letter of Credit. Paragraph 2.D of the Agreement shall be amended to provide that Seller may draw on the Letter of Credit at any time prior to the expiry date thereof, beginning on the earlier of (a) eleven (11) months after the Closing Date, (b) the date of any bankruptcy filing, receivership or other insolvency proceeding is initiated against Buyer or (c) such earlier date as Seller may have a reasonable good faith belief that Buyer has repudiated its obligation to reimburse the Issuer under the Letter of Credit.

        3. Additional Payment. Paragraph 2.E of the Agreement is hereby amended to provide that no Additional Payment shall be required, notwithstanding the extension of the Closing Date provided in this Amendment.

        4. Close of Escrow. Paragraph 3 of the Agreement is modified to provide that the Closing Date shall occur no later than August 15, 1994.

        5. No Other Amendment. Buyer and Seller agree that except as amended by this Amendment, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.


        IN WITNESS WHEREOF, the Buyer and Seller have executed this Amendment on the date indicated above.


        SELLER:

        THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation


        By:  Earl M. Conklin

        Its: Vice President

        BUYER:

        BEDFORD PROPERTY INVESTORS, INC.,
        a Maryland corporation

        By:  Robert E. Pester

        Its: Vice President